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                                                                    EXHIBIT 10.5

                         FULL RECOURSE INSTALLMENT NOTE

Menlo Park, California, June 15, 1993.

    For value received, MYRON (MIKE) SARANGA ("Saranga") promises to pay to INFORMIX SOFTWARE, INC. ("Holder"), at such place as the Holder may from time to time direct, the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), with interest in arrears on the unpaid balance from the date of this Note at the rate of Three and Fifty-Six/100 Percent (3.56%) per annum, principal and interest payable in lawful money of the United States. The principal shall be paid in a single payment on the earlier of June 2, 1995; the date Saranga sells his Connecticut property; or the date Saranga's employment with Informix Software, Inc. terminates and Interest shall be paid monthly commencing July 15, 1993 and continuing on the same day of each successive month thereafter with a final payment of all unpaid interest at the time of payment of the principal.

    Each payment shall be credited first to interest then due, and then to reduce the outstanding principal. Should default be made in the payment of any installment of principal or interest when due, then, or at any time during such default, the entire amount of unpaid principal and interest shall, at the election of the Holder, become immediately due and payable without notice. Should Saranga's employment with Holder be terminated by holder or by Saranga, for any reason, including death or disability, with or without cause, then, or at any time following such termination, the entire amount of unpaid principal and interest shall, at the election of the Holder, become immediately due and payable without notice. This Note shall not restrict the right of Holder to terminate the employment of Saranga at any time and for any reason, with or without cause; and Saranga expressly waives any right to a term of employment for any period of time. If suit be brought on this Note, the prevailing party promises to pay the other party's cost of suit and such sum as the Court may fix as attorneys' fees.

    It is understood that this Note will be secured by a Second Deed of Trust on real property to be acquired by Saranga in the State of California.

                                                   /s/  MYRON SARANGA

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                                                  Myron (Mike) Saranga
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                 AMENDMENT #1 TO FULL RECOURSE INSTALLMENT NOTE

    This Amendment #1 to the Full Recourse Promissory Note dated June 15, 1993 given by Myron (Mike) Saranga ("Saranga") to Informix Software, Inc. ("Holder") ("Note") is made by and between Saranga and Holder as of June 2, 1995 ("Amendment #1 Effective Date").

    The first paragraph of the Note is hereby amended and restated in its entirety to read as follows:

        For value received, Myron (Mike) Saranga ("Saranga") promises to pay to Informix Software, Inc. ("Holder"), at such place as the Holder may from time to time direct, the sum of One Hundred and Fifty Thousand Dollars ($150,000.00), with interest in arrears on the unpaid balance from June 2, 1995 at the rate of Six Point Five Five Percent (6.55%) per annum, principal and interest payable in lawful money of the United States. On June 2, 1996 and each anniversary thereafter, $30,000 of principal, together with all accrued and unpaid interest on the full principal amount of this Note as of such date, shall be forgiven provided Saranga is an employee of Informix Software, Inc. on such date. On the date Saranga's employment with Informix Software, Inc. terminates for any reason, the full amount of unforgiven or unpaid principal and all accrued and unforgiven or unpaid interest shall become immediately due and payable.

Dated: June 15, 1995.                              /s/  MYRON SARANGA

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                                                  Myron (Mike) Saranga

                                        Informix Software, Inc.

                                        By         /s/  DAVID H. STANLEY

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                                            David H. Stanley, Vice President,
                                           Legal, General Counsel and Secretary